UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2026

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 W. Dickinson

Fort Stockton, Texas 79735

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Under previously disclosed consulting and advisory agreements, the Company completed debt conversion transactions with certain key consultants, including certain related parties. Pursuant to such transactions, participating consultants elected to convert a substantial portion of amounts owed by the Company into equity. In connection with these transactions, the Company issued an aggregate of 27,483,541,015 shares of its common stock to participating consultants and related parties pursuant to existing contractual arrangements. The transactions resulted in the conversion of approximately $1.38 million of outstanding consultant obligations into equity and further aligned the interests of participating consultants with those of the Company's stockholders.

The issuance of common stock described in this Item 3.02 were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

Effective October 30, 2026, Pecos UltraClean Refining, LLC, a project affiliate of MMEX Resources Corporation (the "Company"), received notification from the Texas Commission on Environmental Quality ("TCEQ") approving the Permit by Rule registration application for the proposed UltraClean Refinery North facility located in Pecos County, Texas.

The Company further notes that the proposed UltraClean Refinery South facility has previously received TCEQ approval. Collectively, the UltraClean Refinery North and UltraClean Refinery South facilities are designed to provide aggregate processing capacity of approximately 60,000 barrels of crude oil per day with production of 22,344 barrels per day of Ultra Low Sulfur Diesel.

The Company believes the approvals represent a significant regulatory milestone in the development of the UltraClean Refinery complex and intends to continue advancing financing, engineering, procurement and construction planning activities for the project.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: November 5, 2026	By:	/s/ Jack W. Hanks
Jack W. Hanks, President and
Chief Executive Officer

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